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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 333-139810, 333-149773 and 333-158070) pertaining to the 2001 Stock Option/Stock Issuance Plan, 2006 Equity Incentive Plan, 2006 Employee Stock Purchase Plan of Affymax, Inc. and the Registration Statements on Form S-3 (Nos. 333-149772, 333-158080 and 333-162275) of Affymax, Inc. and in the related Prospectuses of our reports dated March 3, 2010, with respect to the financial statements of Affymax, Inc., and the effectiveness of internal control over financial reporting of Affymax, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP
Palo Alto, California March 3, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM